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                                                                    Exhibit 23.1

                     [ADELMAN KATZ AND MOND, LLP LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
Long Distance Direct Holdings, Inc.

We hereby consent to the incorporation by reference in the Company's Registration Statement on Form S-8 (Registration No. 333-09579) of our report dated June 18, 1998, which includes an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern, appearing in the Annual Report on Form 10-KSB of Long Distance Direct Holdings, Inc. as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997.

                                              ADELMAN KATZ AND MOND, LLP

New York, NY
June 19, 1998